SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM 8-K


                                                  Current Report
                                          Pursuant to Section 13 or 15(d)
                                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported)June 3,1999

                  THE HARMAT ORGANIZATION, INC.
              xact name of registrant as specified in its charter)


________________________Delaware______________________________
    (State or Other Jurisdiction of Incorporation)

    333-3501                            11-2780723
(Commission File Number)         (I.R.S. Employer Identification No.)


 P.O. Box 549, Speonk, New York                     11972
(Address of principal executive offices)         (Zip Code)

                       (516) 234-2888
     (Registrant's telephone number, including area code)




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ITEM 2. Acquisition or Disposition of Assets

         On June 3, 1999 the Company acquired all of the issued and outstanding shares of BarPoint.com, Inc. ("BarPoint") pursuant to an Acquisition Agreement dated May 20, 1999. BarPoint will soon launch a new internet shopping portal web site. The site, www.barpoint.com, will feature a patent-pending search engine and software technology that allows consumers to use the standard UPC barcode that appears on approximately 100 million retail items to search for product specific information from the internet. Scheduled for launch in the fall of 1999, www.barpoint.com will offer consumers the opportunity to search for product specific information and shop for products by entering any UPC barcode number. The internet search results that BarPoint delivers are tailored for the needs of the consumer and include manufacturer contact information, comparative pricing from a variety of on-line sources, links to purchase the item from a variety of e-commerce vendors and more. Unlike current search engines such as Yahoo, Lycos or Excite which present broad results that may include information the consumer is not looking for, BarPoint delivers product specific information and affords the consumer immediate access to such information on both wired and wireless internet devices.

         The consideration for the acquisition was 6,634,042 shares of the Company's common stock based upon a negotiated value of $1.90 per share. The purchase price is subject to adjustment depending upon the value of certain of the Company's assets at the date of Closing and over a 45 day period following the Closing.

         A group of investors headed by Matthew Schilowitz, a shareholder and the President and Director of the Company, made a capital contribution to the Company of 250,000 shares of FinancialWeb.com, Inc. (the "Fweb Stock") and certain other assets. The Board of Directors of the Company have declared a stock dividend of the Company's common stock to the Company's shareholders of record on June 3, 1999 (excluding the shareholders of BarPoint who have received the Company's common stock in the transaction). The number of shares to be distributed in the dividend will be determined based upon the value of the Fweb Stock over a 45 day period plus the agreed upon value of the other assets contributed. No payment date has been established for the dividend but it is expected to be

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in August or September 1999.

         As part of the transaction the Company sold to Leigh  Rothschild  three
(3) shares of the Company's Class A Preferred Stock for a purchase price of $10.00 per share. The Preferred Stock shall vote on a pari-pasu basis with the Company's Stock. The Company has outstanding 1,000,000 Class A Warrants and 1,000,000 Class B Warrants (collectively, the "Warrants"). One share of Preferred Stock shall be voted in accordance with the issuance of the Class A Warrants and one share of Preferred Stock shall be voted in accordance with the issuance of the Class B Warrants. The Preferred Stock shall be entitled to one vote for each share of common stock issued upon exercise of the Warrants. So long as the Warrants are outstanding and are not exercised, then the Preferred Stock allocated to the Warrants shall have no vote. In the event the Warrants are not exercised and expire by their terms, then the Preferred Stock shall be canceled. The third share of Preferred Stock shall have 346,766 votes. In no event will any of the Preferred Stock have any votes after five (5) years from the date of issue.

         As part of the acquisition the Company granted five (5) year options to purchase 800,000 shares of the Company's commons stock at an exercise price of $1.90 per share. BarPoint's management shall determine the distribution of such options. Such options vest as follows: one-third (1/3) immediately after one year from the date of Closing, one-third (1/3) after the second year from the date of Closing, in the event BarPoint achieves 50% of its revenue projection of $49,000,000 in such second year, and the balance of one-third (1/3) after the third year from the date of Closing, in the event BarPoint achieves 50% of its revenue projection of $179,000,000 in such third year. Projections referred to herein are the Seller's April 1, 1999 business projections as presented to Purchaser.

         In connection with services rendered,the new consulting agreement and guarantees issued by Matthew Schilowitz relating to collectability of certain assets of the Company Mr. Schilowitz was awarded options to purchase an aggregate of 190,615 shares at $1.90 per share, which options are exercisable over a five (5) year period.

         David W. Sass, a Director of the Company, is the father of Jeffrey W. Sass, a founder and shareholder of BarPoint.

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McLaughlin & Stern,  LLP,  general  counsel to the Company,  is a shareholder of
BarPoint and received shares in the Company as part of the transaction. David W. Sass is a member of said firm.

         Audited financial statements of BarPoint and Pro Forma financial statements combined will be filed by amendment.

         In connection with the transaction the Company obtained the advice of its investment banker as to the reasonablness from a financial point of view of the foregoing transaction.

         As part of the transaction, Messrs. Scott Prizer and David Eiten resigned as Directors of the Company and Messrs. Leigh M. Rothschild and Jeffrey
W. Sass were elected to fill the vacancies created by such resignations. In addition, Mr. Leigh M. Rothschild was appointed Chairman and Chief Executive Officer and Mr. Jeffrey W. Sass was appointed Executive Vice President and Secretary of the Company. In addition, the Company entered into three year employment agreements with Leigh M. Rothschild and Jeffrey W. Sass and a three year consulting agreement with Matthew Schilowitz at annual compensations of no less than $200,000, $150,000 and $150,000 respectively.

         As a result of the acquisition the Company intends to change its name to BarPoint.com, Inc. and its trading symbol to "BPNT", if available.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial information to be filed by amendment.

         (b)      Pro Forma Financial information to be filed by amendment.

         (c)  Exhibits

                  1.       Stock Purchase Agreement dated May 20, 1999.
                  2.       Addendum to Stock Purchase Agreement dated June
                           1, 1999.
                  3.       Employment Agreement with Leigh M. Rothschild.
                  4.       Employment Agreement with Jeffrey W. Sass.

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                  5.       Consulting Agreement with Matthew C.
                           Schilowitz.
                  6.       Certificate  of  Amendment  to  the   Certificate  of
                           Incorporation of the Company authorizing the Series A Preferred Stock.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE HARMAT ORGANIZATION, Inc.
                            (Registrant)



By:
         Leigh M. Rothschild, Chairman


DATED:   June 8, 1999